Exhibit 23.2

               Consent of Ernst & Young LLP, Independent Auditors





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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2002 Stock Option/Stock Issuance Plan and the 2002 Employee Stock Purchase Plan of Ligand Pharmaceuticals Incorporated of our report dated February 22, 2000, with respect to the consolidated financial statements and schedules of Ligand Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                            /S/ERNST & YOUNG LLP


San Diego, California
June 26, 2002